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                                                                    EXHIBIT 23.5

                          CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated June 13, 1999 to the Board of Directors of Dynegy Inc. (the "Company") as Appendix III to the Joint Proxy Statement of the Company and Illinova Corporation and the Registration Statement on Form S-4 of Energy Convergence Holding Company (the "Registration Statement") and the references to our firm in the Registration Statement under the headings "Summary--The Merger--Opinions of Financial Advisors," "The Merger- -Background of the Merger," "The Merger--Dynegy Reasons for the Merger; Recommendation of Dynegy Board--Recommendation of the Dynegy Board" and "Opinions of Financial Advisors--Opinion of Dynegy's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        LEHMAN BROTHERS INC.

                                        By:  /s/ H.E. McGee III
                                           ---------------------------
                                           H.E. McGee III
                                           Managing Director

Houston, Texas
August 10, 1999